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Board of Directors
St. Landry Financial Corporation
459 East Landry Street
Opelousas, Louisiana 70570

Members of the Board:

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of St. Landry Financial Corporation (the "Company") of our report on the financial statements included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1995 filed pursuant to the Securities Exchange Act of 1934, as amended.




                                   (s)
                                   John S. Dowling & Company





Opelousas, Louisiana
May 15, 1996